                              NOTICE OF WITHDRAWAL

                                       OF

                            PURCHASE NOTICE RELATING

                                       TO

                          VISHAY INTERTECHNOLOGY, INC.

                     LIQUID YIELD OPTION'TM' NOTES DUE 2021
                           (ZERO COUPON-SUBORDINATED)

                     CUSIP NUMBERS: 928298AC2 AND 928298AD0

                PURSUANT TO THE COMPANY NOTICE DATED MAY 5, 2004

    This withdrawal notice relates to the purchase of Liquid Yield Option'TM' Notes due 2021 (Zero Coupon-Subordinated) (LYONs)* of VISHAY INTERTECHNOLOGY, INC., at the option of the holders of the LYONs. The option is pursuant to the terms and conditions specified in paragraph 7 of the LYONs, the indenture dated June 4, 2001 that governs the LYONs and the company notice, dated May 5, 2004, relating to the option.

    This notice of withdrawal is to be completed by holders of LYONs who have previously delivered a purchase notice relating to the exercise of the option and who desire to withdraw exercise of the option with respect to some or all of the LYONs to which the purchase notice relates.

    Holders who have exercised the option and surrendered their LYONs by transfer to the account of the paying agent at The Depository Trust Company
(DTC) may withdraw their exercise through the withdrawal procedures of DTC.

    TO BE EFFECTIVE, THIS NOTICE OF WITHDRAWAL MUST BE RECEIVED BY THE PAYING AGENT AT ITS ADDRESS IDENTIFIED BELOW (AND ANY WITHDRAWAL THROUGH THE PROCEDURES OF DTC MUST BE EFFECTED) PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON JUNE 3, 2004.

    The paying agent for the exercise of the option is The Bank of New York. The address of the paying agent is as follows:

           BY MAIL                       BY FACSIMILE                BY HAND OR OVERNIGHT
           -------                       ------------                --------------------

  Corporate Trust Operations      (for eligible institutions      Corporate Trust Operations
     Reorganization Unit                    only)                    Reorganization Unit
 101 Barclay Street - 7 East            (212) 298-1915           101 Barclay Street - 7 East
   New York, New York 10286             Confirmation:              New York, New York 10286
  Attn: Mr. Bernard Arsenec             (212) 815-5098            Attn: Mr. Bernard Arsenec

---------
* 'Liquid Yield Option' and 'LYON' are trademarks of Merrill Lynch & Co., Inc.

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


Ladies and Gentlemen:

    The undersigned hereby withdraws exercise of the option to require Vishay Intertechnology, Inc. to purchase Vishay's Liquid Yield Option'TM' Notes 2021 (Zero Coupon-Subordinated) (LYONs) with respect to the LYONs identified below and which were identified in a purchase notice (or agent's message in lieu thereof) previously delivered to the paying agent.

    The undersigned understands that this withdrawal may not be rescinded and that the option will no longer be deemed to be validly exercised with respect to the LYONs identified below. The option may hereafter be re-exercised for these LYONs only by following the procedures for exercise specified in the company notice, dated May 5, 2004, in respect of the option and the related form of purchase notice.

    All authority conferred in this withdrawal notice shall survive the dissolution, liquidation, death or incapacity of the undersigned, and any obligations of the undersigned under this withdrawal notice shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

                      DESCRIPTION OF LYONS BEING WITHDRAWN

  Name of DTC Participant(1):                       __________________________

  DTC Account Number:                               __________________________

  Contact Person:                                   __________________________

  Address(1):                                       __________________________

                                                    __________________________

  Area Code and Telephone Number:                   __________________________

  Area Code and Facsimile Number:                   __________________________

  Transaction Code Number:                          __________________________

  Principal Amount at Maturity of LYONs Withdrawn:  $_________________________

  Date of Purchase Notice or Agent's Message:       ____________________, 2004

 ---------
  (1) Must correspond to the name and address of the DTC participant from whose account the
      LYONs were or were to be transferred to the account of the paying agent, exactly as they appear on the security position listing of DTC.

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


                                  SIGNATURE(S)

  Must be signed on behalf of the DTC participant whose name appears in the DTC securities position listing indicated above or on behalf of a transferee authorized by documents transmitted with this withdrawal notice.

  Authorized Signature:                               __________________________

  Name:                                               __________________________
                                                              (please print)

  Capacity:                                           __________________________

  Name of DTC Participant or Authorized Transferee:   __________________________

  Area Code and Telephone Number:                     __________________________

  Date:                                               ____________________, 2004

                              SIGNATURE GUARANTEE
     (REQUIRED IF NOT SUBMITTED FOR THE ACCOUNT OF AN ELIGIBLE INSTITUTION)

  The undersigned eligible institution hereby guarantees to the company the signature appearing above.

  Authorized Signature:                               __________________________

  Name:                                               __________________________
                                                            (please print)

  Title:                                              __________________________

  Eligible Institution:                               __________________________

  Address:                                            __________________________

                                                      __________________________

  Area Code and Telephone Number:                     __________________________

  Date:                                               ____________________, 2004

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


                                  INSTRUCTIONS

1. Delivery of Withdrawal Notice. This withdrawal notice may be used by holders of Liquid Yield Option'TM' Notes due 2021
     (Zero Coupon-Subordinated) (LYONs) of Vishay
     Intertechnology, Inc., who previously exercised their option to require Vishay to purchase their LYONs and wish to withdraw the exercise. The withdrawal may be effected with respect to all or any portion of the LYONs as to which the option was previously exercised, but, if effected with respect to only a portion of the LYONs, it may only be effected for integral multiples of $1,000 principal amount at maturity of the LYONs.

     This withdrawal notice must be received by the paying agent at its address appearing on the first page of the notice prior to 5:00 p.m. New York City time on June 3, 2004. A holder that has previously delivered the LYONs identified in this notice to the paying agent using the book-entry transfer procedures of The Depository Trust Company (DTC) need not submit a physical withdrawal notice and may instead effect the withdrawal pursuant to the withdrawal procedures of DTC.

     IN ALL CASES, IN ORDER TO VALIDLY WITHDRAW EXERCISE OF THE
     OPTION, THIS WITHDRAWAL NOTICE (OR A FACSIMILE), PROPERLY
     COMPLETED, MUST BE RECEIVED BY THE PAYING AGENT (AND ANY
     WITHDRAWAL THROUGH THE PROCEDURES OF DTC MUST BE EFFECTED)
     PRIOR TO 5:00 P.M. NEW YORK CITY TIME ON JUNE 3, 2004.

     The method of delivery of all documents, including this withdrawal notice and any other required documents, is at the election and risk of the withdrawing holder. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended.

2. Guarantee of Signatures. No signature guarantee is required if this withdrawal notice is submitted for the account of an eligible guarantor institution, as defined in Rule 17Ad-15 under the Exchange Act (referred to as an eligible institution).

     In all other cases an eligible institution must guarantee the signature(s) on this purchase notice.

3. Signatures on Purchase Notice. If this withdrawal notice is signed on behalf of a participant appearing in a securities position listing with DTC, the name and address of the participant must correspond exactly to the name and address of the participant appearing in the listing. If this withdrawal notice is signed by a transferee of a DTC participant, this purchase notice must be accompanied by evidence of transfer satisfactory to the company. If any such transferee is acting through attorneys-in-fact, executors, administrators, trustees, guardians, partners, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing and must submit proper evidence satisfactory to the company of their authority so to act.

4. Return of Surrendered LYONs. Any LYONs surrendered to the paying agent as to which exercise of the option has been validly withdrawn will be returned by book-entry transfer for credit to the DTC account from which the LYONs were transferred to the paying agent.

5. Irregularities. The company will determine, in its sole discretion, all questions as to the validity of the execution and delivery of this withdrawal notice. The company also reserves the absolute right to waive any defect or irregularity. None of the company, the paying agent or any other person is obligated to give notice of any defect or irregularity, and none of them will incur any liability for failure to give such notice.

6.   Questions and Requests for Assistance and Additional Copies.
     Questions and requests for assistance may be directed to the paying agent (call (212) 815-5098), and additional copies of the company notice and this withdrawal notice may also be obtained from the paying agent.

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